UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest reported): December 14, 2011

BJ’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7755 Center Avenue Suite 300 Huntington Beach, California		92647
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 500-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Majority Voting Policy for Directors in Uncontested Elections

On December 14, 2011, the Board of Directors of BJ’s Restaurants, Inc. (the “Company”) adopted a Majority Voting Policy which provides for majority voting for directors in uncontested elections (the “Policy”).

Pursuant to the Policy, any incumbent director nominee who receives a greater number of votes “against” his or her election than votes “for” such election at an annual meeting shall tender his or her resignation within 15 days of the final vote. The Policy will only apply to uncontested elections of directors.

The Board, within ninety (90) days of receiving the certified voting results pertaining to the election, will decide whether to accept the resignation of any unsuccessful incumbent, or whether other action should be taken, through a process managed by the Governance and Nominating Committee. In reaching its decision, the Board may consider any factors it deems relevant, including the director’s qualifications, the director’s past and expected future contributions to the Company, the overall composition of the Board, and whether accepting the tendered resignation would cause the Company to fail to meet any applicable rule or regulation, including Nasdaq listing standards. The Board promptly will disclose the decision whether to accept the director’s resignation offer (and the reasons for rejecting the resignation, if applicable) in a document filed with the Securities and Exchange Commission.

This description of the Policy is qualified in its entirety by reference to the actual Policy, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Majority Voting Policy dated December 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 19, 2011	BJ’S RESTAURANTS, INC. (Registrant)

	By:	/s/ GERALD W. DEITCHLE Gerald W. Deitchle, Chairman and CEO

	By:	/s/ GREGORY S. LEVIN Gregory S. Levin, Executive Vice President Chief Financial Officer Principal Accounting Officer